UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

FRONTIER OIL CORPORATION

(Exact name of registrant as specified in its charter)

WYOMING	001-07627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 12, 2008, Frontier Oil Corporation and certain of its subsidiaries named therein (the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC and the other underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, on September 17, 2008, we closed an underwritten offering under our shelf Registration Statement on Form S-3 (No. 333-130292), as amended, and issued and sold to the Underwriters $200,000,000 aggregate principal amount of our 8.5% Senior Notes due 2016 (the “Notes”). We estimate that we will receive net proceeds from the offering of approximately $193.5 million after deducting the underwriting discounts and expenses related to the offering, and will use such proceeds for general corporate purposes.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Notes were issued pursuant to an Indenture, dated September 17, 2008, among us, the Guarantors, and Wells Fargo Bank, N.A., as trustee, as supplemented by a First Supplemental Indenture, the terms of which are described below under Item 2.03 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 17, 2008, we entered into the First Supplemental Indenture referenced above to create a series of senior debt designated as 8.5% Senior Notes due 2016. We will pay interest on the Notes on March 15 and September 15 of each year, beginning March 15, 2009. The Notes will mature on September 15, 2016. We may redeem some of the Notes from time to time or all of the Notes at any time at the redemption prices set forth in the First Supplemental Indenture.

The Notes will be our unsecured senior obligations and will rank equally with all of our existing and future senior indebtedness. The Notes are subordinated to all of our current and future secured obligations. The Notes are pari passu in right of payment with all existing and future indebtedness, including our outstanding 6.625% Senior Notes due 2011.

The Notes will be fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by our current and future domestic material subsidiaries named therein as Guarantors. The obligations of each Guarantor will be a general unsecured obligation of such Guarantor, ranking pari passu in right of payment with all other current or future senior borrowings of such Guarantor and senior in right of payment to any subordinated indebtedness incurred by such Guarantor in the future. The guarantee by the Guarantors will be effectively subordinated to the rights of our existing and future secured creditors and to the Guarantors’ existing and future secured indebtedness.

The Indenture, as supplemented by the First Supplemental Indenture, among other things, restricts our ability and the ability of the Guarantors to:

•	sell all or substantially all of our assets or merge or consolidate with or into other companies;

•	borrow money or enter into sale-and-leaseback transactions;

•	incur liens;

•	pay dividends or make other distributions;

•	make other restricted payments and investments; and

•	enter into transactions with certain affiliates.

Many of these covenants will be suspended during periods when the Notes are rated investment grade by both Standard & Poor’s and Moody’s.

The foregoing descriptions of the Indenture and the First Supplemental Indenture are not complete and are qualified in their entirety by reference to the executed copies thereof filed herewith as Exhibit 4.1 and 4.2, respectively, and incorporated herein by reference. The form of Note issued pursuant to the First Supplemental Indenture is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of September 12, 2008, by and among Frontier Oil Corporation, UBS Securities LLC, for the several underwriters named therein, and the guarantors named therein.

4.1	Indenture, dated as of September 17, 2008, among Frontier Oil Corporation, the guarantors named therein, and Wells Fargo Bank, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of September 17, 2008, among Frontier Oil Corporation, the guarantors named therein, and Wells Fargo Bank, N.A., as trustee.

4.3	Form of global note for 8.5% Senior Notes due 2016.

5.1	Opinion of Andrews Kurth LLP.

5.2	Opinion of Brown, Drew & Massey, LLP.

5.3	Opinion of Holland & Hart LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

Date: September 17, 2008	By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	Executive Vice President—Chief Financial Officer